Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
John G. Murray, President or Mark L. Kleifges, CFO
(617) 964-8389
www.hptreit.com

HPT Announces 2003 First Quarter Operating Results

Newton, MA (May 5, 2003):  Hospitality Properties Trust (NYSE: HPT) today announced its results of operations for the quarter ended March 31, 2003, as follows:

	(amounts in thousands, except per share amounts)

	Quarter Ended March 31,
	2003	2002

Net income	$32,602	$33,331

Net income available for common shareholders	$28,907	$31,550

Funds from operations (“FFO”)	$60,370	$59,388

Cash available for distribution (“CAD”)	$51,816	$50,725

Common distributions declared	$45,054	$44,386

Per common share amounts:
Net income available for common shareholders	$0.46	$0.50

Funds from operations (“FFO”)	$0.97	$0.95

Cash available for distribution (“CAD”)	$0.83	$0.81

Common distributions declared	$0.72	$0.71

Weighted average common shares outstanding	62,553	62,520

Hospitality Properties Trust is a REIT headquartered in Newton, Massachusetts, which invests in hotels.  HPT has investments in 251 hotels located in 37 states.

(end)

Hospitality Properties Trust

STATEMENT OF INCOME, FUNDS FROM OPERATIONS

AND CASH AVAILABLE FOR DISTRIBUTION

(amounts in thousands, except per share data)

	Quarter Ended March 31, 2003	Quarter Ended March 31, 2002
Revenues:
Rental income	$61,333	$58,347
Hotel operating revenues(1)	22,786	18,139
FF&E reserve income(2)	4,705	5,266
Interest income	215	182
Total revenues	89,039	81,934
Expenses:
Hotel operating expenses(1)	14,046	11,169
Interest (including amortization of deferred financing costs of $634 and $605,respectively)	10,669	10,047
Depreciation and amortization	25,070	23,734
General and administrative	4,070	3,653
Loss on early extinguishment of debt	2,582	—
Total expenses	56,437	48,603

Net income	32,602	33,331
Preferred dividends	(3,695)	(1,781)
Net income available for common shareholders	$28,907	$31,550

Calculation of FFO(3):
Net income available for common shareholders	$28,907	$31,550
Add: FF&E deposits not in net income(2)	3,550	3,439
Depreciation and amortization	25,070	23,734
Deferred percentage rent(4)	261	665
Loss on early extinguishment of debt(5)	2,582	—
Funds from operations (“FFO”)	$60,370	$59,388

Calculation of CAD(3):
FFO	$60,370	$59,388
Add: Non-cash expenses(6)	851	985

Less: FF&E reserve income(1)(2)	(5,855)	(6,209)
FF&E deposits not in net income(2)	(3,550)	(3,439)
Cash available for distribution (“CAD”)	$51,816	$50,725

Weighted average common shares outstanding	62,553	62,520

Per common share amounts:
Net income available for common shareholders	$0.46	$0.50
FFO(3)	$0.97	$0.95
CAD(3)	$0.83	$0.81
Common distributions declared	$0.72	$0.71

(1)

All of our hotels are leased to or operated by third-parties; HPT does not operate hotels.  At various times since June 2001, 22 of our hotels, containing 3,139 rooms, began to be operated by Marriott International under a long-term management contract; most of these hotels were previously leased to Marriott.  These hotels are now leased to a 100% subsidiary of ours, as allowed by the REIT Modernization Act which became effective in 2001.  Although our long-term management contract with Marriott includes security features which are similar to those under our leases, after a property begins to be operated under a management contract rather than under a lease, our consolidated revenues include hotel sales rather than rental income and our expenses include hotel operating expenses. We have agreed to this new arrangement for a total of 35 hotels, containing 5,382 rooms and expect it to begin for the remaining 13 hotels from time to time prior to June 30, 2004.  The amounts in the following table include net revenues over expenses and FF&E escrows of the 16 hotels which began to be leased to our subsidiary tenant prior to January 1, 2002, two hotels which began to be leased to our subsidiary tenant on September 6, 2002 and four hotels which began to be leased to our subsidiary tenant on January 3, 2003. During the quarters ended March 31, 2003 and 2002, $2,226 and $1,595 respectively, of hotel operating expenses were funded by Marriott and are reflected as a reduction in hotel operating expenses.

	Quarter Ended March 31,
	2003	2002

Hotel operating revenues	$22,786	$18,139
Less: Hotel operating expenses	(14,046)	(11,169)
Net payments by Marriott to our subsidiary tenant	8,740	6,970
Less: Payments made into FF&E Reserve escrows	(1,150)	(943)
Net	$7,590	$6,027

(2)

Some of the HPT leases provide that FF&E Reserve escrows are owned by HPT. Other leases provide that FF&E Reserve escrows are owned by the tenants and HPT has a security and remainder interest in the escrow accounts.  When HPT owns the escrow, generally accepted accounting principles require that payments into the escrow be reported as additional rent.  When HPT has a security and remainder interest in the escrow accounts, deposits are not included in revenue but are included in FFO.  CAD excludes all FF&E Reserves.

(3)

HPT computes FFO and CAD as shown in the calculations above. HPT considers FFO and CAD to be appropriate measures of performance for a REIT, along with net income and cash flow from operating, investing and financing activities, because they provide investors with an indication of a REIT’s operating performance and its ability to incur and service debt, make capital expenditures, pay distributions and fund other cash needs. Neither FFO nor CAD represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO and CAD are two important factors considered by HPT’s board of trustees in determining the amount of distributions to shareholders.

(4)

HPT recognizes percentage rental income received for the first, second and third quarters in the fourth quarter.  Although recognition of revenue is deferred for purposes of calculating net income, the calculations of FFO and CAD include amounts received with respect to periods shown.

(5)	Represents the write off of unamortized deferred financing costs related to early extinguishment of debt.

(6)	Represents the amortization of deferred debt issuance costs and discounts, stock based compensation and incentive fee expense to be settled in stock.

Hotel Revenue Data

The following table summarizes the hotel operating statistics reported to us by our third party tenants and managers for 250 hotels (34,160 rooms) that were open for a full year as of January 1, 2003.

	1st Quarter 2003	1st Quarter 2002	Change
Average Daily Rate (“ADR”)	$79.48	$81.67	-2.7%
Occupancy	68.1%	69.0%	-0.9	pts
Revenue per Available Room (“RevPAR”)	$54.10	$56.38	-4.0%

Key Balance Sheet Data

	March 31, 2003	December 31, 2002

Cash	$28,437,000	$7,337,000

Real Estate, at cost	$2,801,500,000	$2,762,322,000

Debt
Floating rate – Credit Facility, due 2005	$—	$—
Fixed rate – 7.00% Senior Notes, due 2008	149,867,000	149,861,000
Fixed rate – 8.50% Senior Notes, due 2009	—	150,000,000
Fixed rate – 9.125% Senior Notes, due 2010	49,955,000	49,953,000
Fixed rate – 6.85% Senior Notes, due 2012	124,173,000	124,151,000
Fixed rate – 6.75% Senior Notes, due 2013	173,956,000	—

Total Debt	$497,951,000	$473,965,000

Book Equity
9.5% Series A Preferred (3,000,000 shares outstanding)	$72,207,000	$72,207,000
8.875% Series B Preferred (3,450,000 shares outstanding)	83,306,000	83,306,000
Common (62,574,925 and 62,547,348 shares outstanding)	1,476,107,000	1,489,507,000

Total Equity	$1,631,620,000	$1,645,020,000

Additional Data (in thousands except percentages and ratios)

	March 31, 2003		December 31, 2002
Leverage Ratios
Total Debt / Total Assets	20.6%		19.7%
Total Debt / Real Estate, at cost	17.8%		17.2%
Total Debt / Total Book Capitalization	23.4%		22.4%
Variable Rate Debt / Total Debt	—		—

	March 31, 2003		March 31, 2002
Coverage Ratios
Net Income	$32,602		$33,331
Loss on early extinguishment of debt	2,582		—
Interest expense	10,669		10,047
Depreciation and amortization	25,070		23,734
Less:
FF&E reserve income	(5,855)		(6,209)
EBITDA	$65,068		$60,903

EBITDA / Interest expense	6.1	x	6.1	x
EBITDA / Interest Expense + Preferred Dividend	4.5	x	5.1	x